                   ARTICLES OF AMENDMENT
                          to the
                 ARTICLES OF INCORPORATION

Pursuant to the provisions of the Colorado Corporation Code, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

	FIRST:	The name of the corporation is Sure Hair, Inc.

	SECOND:	The following amendment was adopted by the
shareholders of the corporation on March 15, 1988, in the manner prescribed by the Colorado Corporation Code:

	The following Article is added to the Articles of
Incorporation:

                        ARTICLE ELEVENTH

The personal liability of a director of this corporation to this corporation or its shareholders for any loss or damage suffered on account of any act or omission by a director shall be eliminated to the fullest extent permitted by the Colorado Corporation Code. If the Code is hereafter amended to authorize the further elimination or limitation of the liabilities of a director or an officer of this corporation shall be eliminated or limited to the fullest extent permitted by the Code, as so amended.

	THIRD:	The number of shares of the corporation
outstanding at the time of such adoption was 10,300,000 and the number of shares entitled to vote thereon was 10,300,000.

	FOURTH:	The designation and number of outstanding shares
of each class entitled to vote thereon as a class were as follows:
				NONE

                                -1-

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	FIFTH: 	The number of shares voted for such amendment was
5,733,200 and the number of shares voted against such amendment was 1,478,050.

	SIXTH:	The number of shares of each class entitled to
vote thereon as a class voted for and against such amendment, repsectively, was:

			NONE

	SEVENTH:	The manner, if not set forth in such amendment,
in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows:

			No Change

	EIGHTH:	The manner in which such amendment effects a
change in the amount of state capital, and the stated capital as chaged by such amendment, are as follows:

			No Change

						SURE HAIR, INC.

							/s/ Donald L. Reid
						By:___________________________
							(President)

							/s/ Jack R. Viders
						and___________________________
							(Assistant Secretary)


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STATE OF COLORADO 	)
				)   ss
COUNTY OF ARAPHOE	)

	Before me Pamelin K. Albright, a Notary Public appeared in and for the County and State, personally appeared Donald L.
Reed, who acknowledged before me that he is the President of Sure Hair, Inc., a Colorado corporation and that he signed the foregoing Articles of Amendment as his free and voluntary act and deed for the uses and purposes therein are true.

	In witness thereof, I have hereunto set my hand and seal this 15th day of March, A.D. 1988.

	My commission expires 1-21-89


							/s/ Pamela K. Albright
							______________________

Address of Notary

12655 W. Bayaud # 44
Lakewood, CO 80228